UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2010

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2010, Point.360 (the “Company”) and Bank of America, N.A. (the “Bank”) agreed to terminate the Amended and Restated Standard Loan Agreement dated August 25, 2009 (the “Agreement”).  The Agreement provided until October 31, 2010 up to $5 million of revolving credit based on eligible accounts receivable, which amount was reduced to $1 million and $0.5 million pursuant to November 12, 2009 and January 29, 2010 forbearance Agreements (the “Forbearances”) between the Company and Bank.

The reduction of credit availability pursuant to the Forbearances was due to the Company’s failure to meet minimum fixed charge ratio covenant requirements as of September 30 and December 31, 2009.  The termination reflects the Company’s desire to avoid the continuing costs associated with the Agreement  that has solely been used for a $0.5 million standby letter of credit. The $0.5 million standby letter of credit created pursuant to the Agreement must be replaced or fully collateralized by cash by March 31, 2010.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Amended and Restated Forbearance Agreement dated January 29, 2010 between the Company and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

February 2, 2010	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer